EXHIBIT 10.3

Agreement
Drawn up and signed in Tel Aviv on the date of April 2nd, 2012

Between

Achidatex Nazareth Elite (1977) Ltd.
R.N. 51-07266-0
of _________ St. ________________
(hereinafter referred to as the "COMPANY", or "ACHIDATEX") on the one hand

AND

The First International Bank of Israel (hereinafter referred to as the "BANK") on the other;

WHEREAS
on the day of 7.12.2011 an agreement to sell the personal protection activities was signed between Rabintex Industries Ltd. (under stay of proceedings) (hereinafter referred to as: "RABINTEX") and Achidatex selling the personal protection activities of Rabintex to Achidatex and Defense Industries International Inc., which is the controlling shareholder of the Company (hereinafter referred to as the "SALE AGREEMENT"; which was amended by a complementary agreement dated 3.21.2012 (hereinafter referred to as the "COMPLEMENTARY AGREEMENT") as well as an agreement to sell the Land Rights dated 7.12.2011 between Rabintex Industries Ltd. and the Company (hereinafter referred to as the "LAND RIGHTS AGREEMENT");

AND WHEREAS	on the day of 8.28.2011 the District Court in Nazareth confirmed (Dissolution File 25796-07-11) the engagement in the Sale Agreement and the Land agreement;

AND WHEREAS	on the day of 3.27.2012 the District Court in Nazareth confirmed (Dissolution File 22864-01-12) the Complementary Agreement;

AND WHEREAS
Achidatex wishes to fund a total sum of 21 m' NIS (hereinafter referred to as the "TOTAL BANK CREDIT") of the sale compensations by means of bank credit (in the total sum of 6.3 m' NIS; hereinafter referred to as the "BANK CREDIT") and from Bank Hapoalim Ltd. (in the total sum of 14.7 m' NIS; hereinafter referred to as the: "BANK HAPOALIM CREDIT");

AND WHEREAS	the Bank agrees to grant Achidatex loans in the aforementioned sums, under all of the provisions detailed below in this agreement;

AND WHEREAS	the parties wish to settle their relationship in this agreement.

Therefore it is agreed, declared and stipulated between the parties as follows: -

1.	Introduction, Definitions and Appendices

1.1.	The introduction to this agreement constitutes an integral part hereof. All appendices attached to this agreement are an integral part hereof.

1.2.	The headings of the sections are used for reading convenience only and are not to be used for interpreting purposes.

1.3.	For the purposes of this agreement the following terms shall carry the following definitions:

1.3.1.	"The Guarantee"- hereinafter, together: Export Erez Ltd. (R.N. 51-0943921) and Mayotex Ltd. (R.N. 51-1461360).

1.3.2.	"The Guarantor"- Mr. Uri Nisani I.D. no. 052013224.

1.3.3.	"The Land"- the land known as block 22884, ground 122 (in part), lots B'1 and C'1 in accordance with detailed map no. 4028/C in Beit Shean.

1.3.4.	"Bank Hapoalim"- Bank Hapoalim Ltd.

1.3.5.	"The Banks"- hereinafter together: the Bank and Bank Hapoalim.

1.3.6.	"The Debt Ration"- the ratio that shall reflect at all relevant times each one of the Banks ratio of the Total Bank Credit.

1.3.7.	"The Guarantees and Securities"- all the guarantees and securities that the Company shall grant in favor of the Bank, including those detailed in section 5 as follows in this agreement.

1.4.	The appendices attached to this agreement are an integral part thereof and are as follows:

1.4.1.	Appendix "A"- amortization schedule and the first and second loans Bank Documents.

1.4.2.	Appendix "B"- confirmation of rights and liens in regard to the Israel Lands Administration.

1.4.3.	Appendix "C"- a copy of the written company liens in favor of Bank Hapoalim to ensure Bank Hapoalim credit. This appendix shall be added after creating such liens.

1.4.4.	Appendix "D"- list of the supply details.

1.4.5.	Appendix "E"- a conditional consent letter for creating an ongoing lien.

1.4.6.	Appendix "F"- legal claims appendix.

2.	The Loans

2.1.	Provided the conditions of this agreement are met, the Bank shall extend to the Company, on the effective date detailed above, two Shekel Loans as follows:

2.1.1.	A loan for the sum of 4,226,750 NIS which shall carry a yearly interest of P +1% (prime plus 1%) for the duration of 54 months (hereinafter referred to as the "FIRST LOAN").

The first principal amount shall be paid by the Company as follows:

2.1.1.1.
Beginning at the end of 4 months from the time of extending the loan and up to the end of 27 months from the time of extending the loan, the principal amount shall be paid by the Company in 24 equal and consecutive monthly installments in the sum of 49,555 NIS each.

2.1.1.2.
Beginning at the end of 28 moths from the time of extending the loan and up to the end of the duration of the loan, the principal amount of the loan shall be paid by the Company in 26 equal and consecutive monthly installments in the sum of about 116,824.23 NIS each.

2.1.1.3.
The interest of the first loan shall be paid in 50 consecutive months beginning at the end of 4 months from the time of extending the loan, and this for the balance of the unpaid balance of the principal amount, as shall be determined at the time of payment of each installment.

2.1.2.
The loan for the sum of 1,826,669 NIS which shall be extended for the duration of 9 months shall carry the yearly interest of P + 1% (prime plus 1%) (hereinafter referred to as the "THE SECOND LOAN"). The principal amount as well as the interest for it shall be paid in one payment at the end of the duration of the loan (a BULLET loan).

2.1.3.	The first loan and the second loan shall be named together- the "LOANS". The amortization schedule for the first loan and the loan Bank Documents are hereby attached to this agreement as appendix "A".

2.2.
At the time of the signing of this agreement, and as a provision of its validity, the Company shall sign all of the Bank Documents necessary for taking the loans in the wording as is accustomed by the Bank and under the provisions of this arrangement (hereinafter referred to as the "BANK DOCUMENTS").

2.3.
The Company hereby confirms, irrevocably, that it is aware that the sums of the loans extended to the Company by the Bank shall be used for the purpose of covering Rabintex's debt towards the Bank. By signing this agreement the Company hereby instructs the Bank, irrevocably, to transfer on the effective date the sums extended to it in the aforementioned loans, to the account in name of Rabintex, which number is 293350 at branch number 023 of the Bank and has no, and shall have no any claims of any nature in regard to this.

2.4.	The Bank shall extend the Loans provided that the following conditions are met (hereinafter the "CONDITIONAL TERMS"):

2.4.1.	Bank Hapoalim has given its written consent to the extension of Bank Hapoalim credit to the Company.
2.4.2.	An ongoing lien has been set in favor of the Bank, as detailed in section 5.1.1.

2.4.3.	An ongoing, unlimited in sum, lien has been set in favor of the Bank over all of the company's rights to the supplies In the list attached to this agreement as appendix "D".

2.4.4.	An unlimited in sum, ongoing lien, in favor of the Bank has been set over all of the Company's rights in accordance with the Land Sale Agreement.

2.4.5.
The Company has signed all the Bank Documents necessary for taking out a loan as worded in the fashion accustomed at the Bank, including the Bank Documents necessary for opening accounts and the Bank Documents necessary in accordance with the Prohibition of Money Laundering Law. In this regard it is agreed that in any case of contradiction between the Bank document's instructions aforementioned and the stated in this agreement, this agreement's instructions shall prevail.

2.4.6.
The Guarantors (as defined above) have signed all of the guarantee Bank Documents for the Company's debt towards the Bank, in the wording that is accustomed by the Bank, as detailed in the following section 5.1.3.

2.4.7.
The Guarantor (as defined above) has signed all the guarantee Bank Documents for the Company's debt towards theBank rising of the second loan, in the wording that is accustomed by the Bank, as detailed in the following section 5.1.4.

2.5.
If the case shall be that any of these conditions have not been met, this agreement shall be considered null and void and the Bank's agreement to extend the loans to the Company shall be null and void, all provided that the Bank has given the Company written notice and warning for the duration of 30 days during which the Conditional Terms have not been met.

3.	General Pretenses

The Company hereby declares and undertakes upon itself as follows:

3.1.
It has the legal power, the authority and rights to engage in this agreement and meet all of its instructions and provisions; it has received all of the necessary consents, authorizations and approvals needed in accordance with its incorporation Bank Documents and/or any law in regard to its engagement in this agreement and any document necessary by it, as well as for the purpose of implementation of its obligations in accordance to it, including the creation of the Guarantees and liens, and there is no need to receive any other consents and/or other approvals; all its undertakings in accordance and/or within and/or in regard to this agreement are legal, valid obligating and allowed to be enforced.

3.2.
At the time of signing this agreement, the Company is not aware of any pending or foreseen legal claims, arbitrations, hearings or other municipal or legal procedure in regard to this transaction and/or other claims excluding the claims detailed in appendix "F".

3.3.
True to the date of the signing of this agreement all the conditions and statements detailed in it which relate to the time prior to the signing of this agreement, and as far as they go, the condition that are necessary to be met in the future in accordance to this agreement, and before the credit extension, it shall act in order to receive them and it is aware that their acquisition and enforcement, in full and on time, shall make up an early condition for the Bank's credit extension.

3.4.
All of the information given by it to the Bank is true and properly reflects its business status at the time of signing this agreement. Also, it does not hold any information that has not been brought to the Bank's attention, and if the case was that has this information been brought to its attention, would reasonably cause the Bank to refrain of signing this agreement, and/or extend the credit in accordance to this agreement as agreed in it and/or cause the Bank to deny relaying on the guarantees and securities that were offered to the Bank and are detailed in this agreement, or that are to restrict in any way the capability to realize the guarantees and securities, any or all.

3.5.
To the best of its knowledge no event and/or circumstances have occurred which make up or might make up in the future or following given notice or warning an event which allows the Bank to demand the immediate repayment of credit.

4.	The Company's Declarations and Undertakings

4.1.
The Company hereby declares that it is aware of the fact that the loans are extended to it by the Bank are intended solely for the purposes of funding its acquisition of the personal protection activities of Rabintex and Rabintex's rights to Land, and it the sums strictly detailed in this agreement without its binding the Bank to extend any other sums. The Company hereby declares that it has the capability to fund the working capital which may be necessary from time to time in order to operate the personal protection activities.

4.2.
The Company commits to provide the Bank upon its request all of the data relating to the Company and the businesses run by it. Without diminishing of the generality of the aforementioned, the Company commits to provide the Bank, every year, the Company's audited yearly report no later than 4 months following the end of each tax year.

4.3.
The Company hereby commits, that beginning on the date of signing this agreement and up until all of the Company's payments and obligation towards the Bank  are fulfilled, including the funding and/or the additional funding, as far as such might be given, no dividends shall be distributed to and/or profits given to the Company's controlling shareholder in any way and no funds shall be transferred to the controlling shareholders as aforementioned and/or related bodies, directly and/or indirectly, without the Bank's prior written consent, excluding salaries and managing fees in the sum that will not harm the Company's capability to meet all of its obligations towards the Bank in accordance with this agreement as well as in accordance with Sale Agreement and the Land Sale Agreement, on time.

4.4.
The Company hereby commits that beginning on the date of signing this agreement and up until all of the Company's payments and obligation towards the Bank is fulfilled, including the funding, as far as given might be given, there shall be no change in the Company's controlling shareholders without the Bank's prior written consent.

For the purposes of this section the meaning of "a change in the Company's controlling shareholders" is, the case in which Mr. Uri Nisani ceased to hold himself directly and/or indirectly 51% of the issued and paid up share capital (on a fully diluted basis) of Achidatex and all their attached rights.

4.5.
The Company commits to refrain from assigning and/or selling and/or transfer in any way any of its rights and obligations to any third party in accordance with the Sale Agreement" and/or in accordance with the Land Sale agreement without receiving the Banks prior written consent. To remove all doubt it is hereby clarified that against the payment of all its debts and obligations towards the Bank in regard of the Second Loan, in full and on time, and subject to the condition that the Company has paid the remaining debts and obligations towards the Bank up relevant time, the Company shall be entitled to sell and/or lien its rights acquired by the Sale Agreement only and/or the Land and this without needing the Banks consent and by removing the lien set over the property.

4.6.
Subject to the provisions of section 5.5 in regard to creating liens in favor of Bank Hapoalim, the Company hereby declares that all of its property, assets and rights, which shall be pledged in favor of the Bank in accordance with the detailed in sections 2.4.2, 2.4.3 and 2.4.4 aforementioned, are free of any debt, lien, mortgage, foreclosure, or rights owned by any third party.

4.7.
Except for the detailed in sections 2.4.2, 2.4.3, 2.4.4 and 5, the Company shall not set any lien or mortgage in any way or manner any right existing and/or one that shall exist of equal rights, prior or later to the Bank's rights to the assets, rights and property in lien in favor of the Bank at the relevant time.

4.8.
The Company commits to pay off all the payments it owes to pay off any third parties in accordance with the Sale Agreement, in full and on time, including tax payments, fees and charges to other institutes. It is hereby clarified that the detailed in this section is not to detract from any of the Bank's rights in accordance with law and or this agreement.

4.9.
It is hereby clarified and agreed upon that violating any of the Company's obligations and/or declarations in accordance with this section shall constitute a fundamental breach of this agreement, as long as the Company was given notice in writing 30 days in advance during which the breach has not been corrected.

4.10.
The company is aware that at Rabintex's request the Bank has extended a quality guarantee in favor of third parties in the total sum of € 150,858.75 for different engagements of the Company with them (hereinafter referred to as the "QUALITY GUARANTEE"). The Company commits to provide quality services and warranties to the products subject of the Quality Guarantee in such way as to allow the release of the Quality Guarantee. In any case the Quality Guaranty (in whole or in part) shall be forfeited and paid for by the Bank, yet only for the detailed breach aforementioned, the sum forfeited and paid for by the Bank shall make up a part of the credit extended by the Bank for any intent and purpose and the Company hereby commits to pay off the sum forfeited and paid for as specified within and in accordance with the provisions of the payment arrangement in accordance with this funding agreement, and for this purpose the Bank shall extend to the Company a loan in the sum forfeited which terms shall be in accordance with the first loan's terms and its duration up to the end of the duration of the First Loan, as shall be at the relevant date.

4.11.
To remove all doubt, it is hereby clarified that the Company is responsible to provide Quality service and warranty for the products aforementioned, though it shall not be liable for any further warranty and/or duty. In accordance to this, in any case where the Company shall dispute the reason of forfeiting the Guaranty and its liability for it, Rabintex's special manager, Mr. Chen Bardichev, shall turn to the third party who forfeited the Guarantee, in order to investigate the reason for forfeiting, and shall act as a mediator between the Company and the Bank so as the dispute be settled. Should the case be that the Company and/or the Bank refuse the mediating's suggestions offered by the special manager, each party shall be entitled to seek legal action in the matter.

4.12.
Subject to the detailed in section 7.3 bellow, the Company is committed to ensure that as long as the First Loan has not been paid for in full, the inventory's value stated in the Company's books shall not be less than 15 (fifteen) million NIS (hereinafter referred to as the "MINIMAL INVENTORY'S VALUE").

5.	Guarantees and Securities

5.1.	In order to secure the payment of the loan, the Company shall extend in favor of the Bank the following guarantees and securities:

5.1.1.
A first, floating lien, together with Bank Hapoalim, unlimited in sum, over all the property and assets the Company holds at present and shall hold in the future of any type and nature, a first, fixed lien unlimited in sum over the share capital of the Company that has not yet been demanded and/or has been demanded but not yet paid, over the reputation as well as the Company's rights to exemption and/or mitigation and/or discount of taxes in accordance with any law, and a first fixed lien unlimited in sum over all of the securities, Bank Documents and deeds which the Bank holds (hereinafter referred to as the "FLOATING LIEN").

5.1.2.	A first, fixed lien, single or together with Bank Hapoalim only, unlimited in sum, over all of the Company's rights in accordance with the Land Sale agreement.

5.1.3.	A fixed lien, unlimited in sum, over all of the Company's rights to the supplies listed in appendix "D", hereby attached.

5.1.4.	The Guarantors (as detailed above) shall sign a renewable Guarantee, unlimited in sum, for all of the Company's debts towards the Bank, in the wording accustomed by the Bank.

5.1.5.	The Guarantor (as detailed above) shall sign a special Guarantee, for the Second Loan (as detailed above) in the wording accustomed by the Bank.

5.1.6.	Rabintex shall create a first lien, unlimited in sum, in favor of the Bank over all of Rabintex's rights to the Land so as to secure al of the Company's debts and obligations towards the Bank.
The compensation fees acquired by the realization of this lien, as far as it shall be realized, shall be used to first pay the balance of the Second Loan, and afterwards, the balance of the compensation fees for the realization of the lien in accordance with this bond to off the Company's remaining debts and obligations towards the Bank. This lien shall be revoked subject to the payment of the Second Loan in full and on time. To remove all doubt, it is hereby clarified that the lien over Rabintex's rights to the Land shall not be revoked, rather it be amended, so as to secure the Company's debts and obligations towards the Bank (hereinafter referred to as the "LIEN OVER RABINTEX"S RIGHTS TO THE LAND"). At the time Rabintex's right's to the Land shall be transferred on to the Company, The Lien over Rabintex's Rights to the Land shall be revoked, and the Bank commits to agree to its cancellation, subject to registering a first fixed lien, unlimited in sum over all of the Company's rights to the Land, so as to secure all of the Company's debts and obligations towards the Bank (hereinafter referred to as the "LIEN OVER ACHIDATEX'S RIGHTS TO THE LAND"). The compensation fees for realization of the Lien over Achidatex's Rights to the Land, as far as such be realized, shall first be used to pay off the balance of the Second Loan, and afterwards the balance of the compensation fees for the realization of the lien in accordance with this bond to pay off the balance of the Company's debts and obligations towards the Bank.

5.2.
The Company commits to perform any action necessary to register the aforementioned liens, and while doing so to sign at the time of signing this agreement the lien Bank Documents in the wording as accustomed by the Bank.

5.3.	Without diminishing of the aforesaid, the Company commits to register the aforementioned liens within 14 days from the time of signing this agreement.
5.4.
The Company commits to refrain from acting in any way that might harm or hurt the Guarantees and Securities given and/or shall be given to the Bank in regard to this agreement, and to sign for the bank upon its request, as soon as possible any document the Bank finds necessary, and in accordance with the instructions of this agreement, in regard to the Guarantees and Securities' and shall assist the Bank in realizing the Guarantees and Securities, as far as these may be realized, and shall perform any action needed for the realization and enforcement of this agreement and its related agreements, and this without diminishing of its obligations in accordance with this agreement.

5.5.
It is hereby clarified that subject to receiving Bank Hapoalim's unconditional consent for creating the liens in favor of the Bank' the Bank agrees that the Company may create liens that are similar to those given in favor of the bank, also in favor of Bank Hapoalim, which will be in the same order (pari passu) as the liens in favor of the Bank.

5.6.
The Company confirms that it is aware of, and it agrees to such, that an inter- bank agreement shall be signed between the Bank and Bank Hapoalim, which shall arrange the routing of the funds acquired from the realization of the liens in their favor and that shall be divided among the them (hereinafter the "INTER- BANK AGREEMENT"), and the routing of the funds in accordance with the Inter- Bank Agreement shall not diminish from its obligations in accordance with this agreement and the Bank Documents attached to it.

5.7.
The Company hereby irrevocably approves for the Bank and Bank Hapoalim to exchange between them information and data relating to it, to the liens over its assets in their favor (including the liens over the inventory and the Company's rights to the Land and in regard of them), including debt balances, information regarding legal procedures and any other information and it waives any claim towards the Bank and Bank Hapoalim in regard of Bank- Client confidentiality.

5.8.
Shall the case be that the Company advances any installments to the Bank, these early installments shall be credited to the last installments of the First Loan, and after its full payment, to the Second Loan.

6.	Additional Funding

6.1.
The Company hereby declares, that subject to the validity of its declarations and pretenses towards Bank Hapoalim, this Bank has given its consent to extend to the Company a credit line for the duration of one year for the purpose of funding working capital for the Company in the total sum that shall not exceed the lower of the two sums:

6.1.1.	60% of the credit line extended by another bank as detailed below or

6.1.2.	3,000,000 NIS (three million new Israeli shekels)

(hereinafter referred to as the "ADITIONAL FUNDING").

6.2.
The Bank shall not object to the extension of the Addition Funding by Bank Hapoalim and the Bank also agrees that the Company is entitled to create a floating lien in favor of the additional bank which shall be in the same order (pari passu) as the liens in favor of the Bank Hapoalim, and so in accordance with the provisions set in the conditional consent letter to the creation of a floating lien of the same order in the format of the document attached to this agreement and marked as appendix "E".

7.	The Consequences following an Absence of Additional Funding

Shall the case be that within a year from the date of the signing of the agreement between the Company and Bank Hapoalim the latter fails to extending the Additional Funds for any reason whatsoever, the Bank shall agree, subject to receiving Bank Hapoalim's consent to revoke the floating lien in its favor and so subject to meeting all of the following provisions cumulatively:

7.1.1.	All of the floating liens created by the Company in favor of any third parties shall be revoked; as well as:

7.1.2.
The Company shall create a floating lien over all of the Company's inventory, of any type and nature and with no exceptions, those owned presently and those it shall own in the future at any given time and nature, limited to the sum of 15,000,000 NIS linked to the consumer price index (hereinafter referred to as the "LIEN OVER THE INVENTORY IN FAVOR OF THE BANK"); and as well as:

7.1.3.	Up to the date of the cancellation, the bank did not find any grounds to put up for immediate repayment the credit line which has been extended to the Company' in whole or in part.

7.2.
The Bank agrees that the Company shall be entitled to create an identical lien as the lien over the inventory also in favor of Bank Hapoalim, which shall be in the same order (pari passu) as that of the lien over the inventory in favor of the Bank.

7.3.
The Company commits, that as of the time of the signing of this agreement and up to the time all of its debts and obligations towards the Bank, including the Funding and/or the Additional Funding, as far as such shall be extended, the total sum of the Company's inventory balance, as shall be reported from time to time and at any time in the Company's financial reports, shall not fall beneath the sum of 15,000,000 NIS (including the purchased inventory's value bought from Rabintex within the transaction) (hereinafter referred to as the "INVENTORY BALANCE"). It is hereby agreed that if the case be that the Company is not granted any Additional Funding whatsoever, and after the floating lien in favor of the Bank has been revoked, subject to provisions set in section 7.1. aforementioned, beginning on the date when the balance of the Company's debts and obligations towards the Bank and Bank Hapoalim, shall fall lower than the total sum of 7,500,000 NIS, the Inventory Balance shall not fall, at any given time, bellow double the sum of the obligo as shall be at such time.

7.4.
Shall the case be that after the creation of the lien over the inventory in favor of the Bank, as far as such shall be created, the sum of the obligo shall fall beneath the total sum of 7,500,000 NIS, the Bank shall agree to limit the sum of the lien over the inventory in favor of the Bank, as far as such shall be created, and so up to a sum which shall not exceed double the sum of the obligo |(hereinafter referred to as the: "SUM OF THE REDUCED LIEN") and this subject to the meeting of all of the following provision cumulatively:

7.4.1.	Given a written request by the Company;

7.4.2.	Given a CPA's true to date confirmation of the sum of the obligo;

7.4.3.	The Company has not violated any of its obligations towards the Bank up to such time;

7.4.4.	The lien over the inventory in favor of Bank Hapoalim, as far as such was created, is reduced to a sum that shall not exceed the Sum of the Reduced Lien.

7.5.
It is hereby clarified that the Company shall not be entitled to submit to the Bank a request to reduce the sum of the lien in favor of the Bank as aforementioned in section 7.4. in a frequency exceeding once yearly.

8.	Breach and Remedies

8.1.
Any installment to the bank which failed to be paid by the Company shall carry, in addition to any other remedy, the interest as is the arrears interest over unauthorized credits in excess of credit line common at the Bank at such time' and so beginning on the date its payment was due, in accordance with this agreement, and up to the time of its actual full payment.

8.2.
In any case the Company violates the instructions of this agreement and/or fails to meet the provisions for repayment of the Loans, and such aforementioned violation is not fixed within 14 days from the time the Bank's written warning was given, the Bank shall be entitled to put up for immediate repayment all of the Loans remaining, including the interest, as well as take any measures available to it in order to collect the Company's debt towards it, including the realization of the Guarantees and Securities, or any part of them.

9.	Miscellaneous

9.1.	A sum shall be considered as paid to the Bank only upon its actual acceptance at the Bank provided the Bank is not forced to return it to any third party in accordance with any law.

9.2.
It is the company's duty and it shall pay any expense and/or payment involved in the editing, enforcement and realization of this agreement (including the commissions and loan extending expenses, creation and management of the Guaranties and Securities, early repayment, special care commission, etc.) and any other document.

9.3.
At the time of the signing of this agreement Company and the Guarantors shall sign any other Bank Documents necessary as requested by the Bank, in the wording common at the Bank, for the enforcement of this agreement, as far as these are necessary. It is hereby agreed that in any case where there is a contradiction between the Bank Documents necessary regarding the enforcement of this agreement and the detailed in this agreement, the detailed in this agreement shall prevail, unless both parties mentioned otherwise explicitly and in writing.

9.4.
No waiver, extension, discount or change in the provisions of this agreement and its appendices shall be valid unless given in writing. Any obligation, declaration, position and/or pretense given by the parties shall be valid only if made out in writing and in advance and signed by the obligator. Agreement by one of the side to deviate from this agreement in a specific case shall not make up precedence and it shall not point to an equal differentiation.

9.5.
The company is not entitled to transfer or assign its rights and obligations in accordance with this agreement to any third party unless given the Bank's prior written consent. The Bank shall be entitled, given the irrevocable consent hereby given, to transfer its rights and obligations (all or part) in accordance with this agreement to third parties, at its sole discretion, and the Company shall cooperate, as far as needed, for such transfer aforementioned, including signing any necessary document, and so only any transfer aforementioned does detract from the Company's rights in accordance with this agreement.

9.6.	This agreement is not drawn up in favor of any third party who is not a party of the agreement.

9.7.
It is hereby clarified that this agreement is to add to any other Bank Documents signed between the Company and the Bank and to detract of them, and all of the Bank's rights in accordance with any of the other Bank Documents signed by the Company and in accordance with law, are completely preserved.

9.8.
It is hereby agreed that the Israeli law shall apply to this agreement and the parties' relationship, and any issue regarding this agreement shall be heard in sole jurisdiction of the court in Tel- Aviv, Israel.

9.9.
Any notice dent via registered mail party one party to the other according to its address detailed below or according to any other address which shall be given in writing, shall be considered as received by the addressee within 72 hours of its delivery, and if served personally- immediately upon receiving. And these are the parties' addresses for the purpose of this agreement, including the delivery of legal documents:

The Bank- The First International Bank of Israel, 42 Rothschild st, Tel- Aviv

The Company and Guarantors at the offices of ____________, Adv.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:

_________________________________         _____________________________

The First International Bank of Israel Ltd. Achidatex Nazareth Elite (1977) Ltd.

Attorney's Verification

I, Sivan Zaklis, Adv. License no. 58647 of 12 Hamefalsim St. Petah- Tikva, hereby affirm that on the day of 4.2.2012 Mr. Uri Nissani, I.D. no. ___________ and _____________ I.D. no. ________________ appeared before me; and have signed this agreement and its appendices and the documents accompanied to it, and that their signature together with Achidatex Nazareth Elite (1977) Ltd.' stamp (hereinafter referred to as the COMPANY") binds the Company for any matter and purpose.

Also, I hereby affirm that all of the Company has presented all the approvals and resolutions necessary for the signing of this agreement, its appendices and attached documents, in accordance with the Company's incorporation documents and in accordance with law, and after its managers and owners have carefully read this document, understood its contents and repercussions.

___________________________                 __________________________

             4.2.2012                                                                 Sivan Ziklis, Adv.

Chairman of the Board's Verification

I, the undersigned, Uri Nissani, chairman of the board of directors of Achidatex Nazareth Elite (1977) Ltd.' stamp (hereinafter referred to as the COMPANY") hereby affirm that:

a.
The Company's board of directors has affirmed that all of the necessary documents for the enforcement of the aforementioned transactions in accordance with law and the Company's documents of incorporation have been presented.

b.	Mr. Uri Nissani, I.D. no. 52013224 whose title is Director

Has been authorized to sign all the Bank Documents requested and that will be requested by the Bank regarding the enforcement of the aforementioned resolutions, and report to the Registrar of Corporations on behalf of the Company, in accordance with the law.

___________________________                __________________________

               4.2.2012                                                              Chairman's Signature

Attorney's Verification

I, Sivan Zaklis, Adv. The Company's Attorney, hereby affirm that:

a.	This document was signed by the chairman of the board's director, Mr. Uri Nissani, whom I know personally.

b.	The aforementioned resolutions have been decided upon in accordance with the law and the Company's incorporation documents.

c.
The signatures, detailed in the aforementioned section b' together with the Company's stamp, bind the Company in regard to the enforcement of the aforementioned resolutions, including reporting on behalf of the Company to the Registrar of Corporations.

___________________________                 __________________________

             4.2.2012                                                                Sivan Zaklis, Adv.